Exhibit 23.3

Consent of Independent Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-261578) on Form S-1 of Local Bounti Corporation of our report dated March 31, 2022, relating to the consolidated financial statements of Hollandia Produce Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in such Prospectus.

/s/ Holthouse Carlin & Van Trigt LLP

Irvine, California

April 28, 2022